Exhibit 1

                             Joint Filing Statement


         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: September 24, 1999


                                    JWA INVESTMENTS L.P.

                                    By: JWA Investments Corp., its
                                        general partner

                                    By: /s/ John W. Adams
                                        -----------------
                                        John W. Adams
                                        President


                                    JWA INVESTMENTS CORP.

                                    By: /s/ John W. Adams
                                        -----------------
                                        John W. Adams
                                        President

                                    /s/ John W. Adams
                                    -----------------
                                    John W. Adams

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